Exhibit 3(b)(ii)


                            AMENDED BUSINESS CERTIFICATE


              The undersigned hereby certify that a certificate of business under the assumed name

                             60 EAST 42ND ST. ASSOCIATES

         for the conduct of business at 60 East 42nd Street, New York, New York, was filed in the office of the County Clerk New York County, State of New York, on the 30th day of September, 1958, under index number 8453/58B; that the last amended certificate was filed on the 3rd day of September, 1997 in the office of said County Clerk under index number 8453/58B.

              It is hereby further certified that this amended certificate is made for the purposes of more accurately setting forth the facts recited in the original certificate or the last amended certificate and to set forth the following changes in such facts;*

         ANTHONY E. MALKIN, residing at 107 Doubling Road, Greenwich, Connecticut 06830, has become a member of 60 East 42nd St. Associates.

         SCOTT D. MALKIN, residing at 27 Hereford Square, London SW74NB, England, has become a member of 60 East 42nd St. Associates.


         The members of 60 East 42nd St. Associates now consist of:

         Stanley Katzman, Thomas N. Keltner, Jr., John L. Loehr, Anthony E. Malkin, Peter L. Malkin, Scott D. Malkin and Richard A. Shapiro.


              In Witness Whereof, the undersigned have as of the 2nd day of November, 1997 made and signed this certificate.


         s/s Thomas N. Keltner, Jr.         s/s Anthony E. Malkin
             THOMAS N. KELTNER, JR.             ANTHONY E. MALKIN


                                            s/s Scott D. Malkin
                                                SCOTT D. MALKIN













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         State of New York, County of New York       ss.:


              On this 25th day of November, 1997 before me personally appeared THOMAS N. KELTNER, JR. and ANTHONY E. MALKIN, to me known and known to me to be the individuals described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.



                                            s/s Notary Public
                                                Notary Public




         State of Connecticut  County of Fairfield ss.:


              On this 5th day of November, 1997 before me personally appeared SCOTT D. MALKIN, to me known and known to me to be the individual described in and who executed the foregoing certificate, and he thereupon duly acknowledged to me that he executed the same.


                                            s/s Notary Public
                                                Notary Public





























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